Exhibit 5.1

Stradling Yocca Carlson & Rauth A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000 SAN DIEGO (858) 720-2150 SAN FRANCISCO (415) 283-2240 SANTA BARBARA (805) 564-0065 SACRAMENTO (916) 449-2350
March 24, 2011
Acacia Research Corporation
500 Newport Center Drive
Newport Beach, California 92660
Ladies and Gentlemen:
     In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by Acacia Research Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March __, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of shares of common stock, par value $0.001 per share (the “Common Stock”).
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.
     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that when any and all Prospectus Supplements required by applicable law have been delivered and filed as required by such laws, and the Board of Directors of the Company adopts a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock, and upon the issuance and delivery of and payment of legal consideration (in no event for less than the par value thereof), in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplements and by such resolution, and assuming that (i) the terms of such shares of Common Stock, as issued and delivered are as described in the Registration Statement, the Prospectus and the related

Acacia Research Corporation
March 24, 2011
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Prospectus Supplements and such resolution; (ii) at the time of the issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”); (iii) such shares of Common Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Common Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplements, any applicable definitive purchase, underwriting or similar agreement, and such Board of Directors’ resolutions, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours, STRADLING YOCCA CARLSON & RAUTH